{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PURCHASE AGREEMENT

between

ELITE PHARMACEUTICALS, INC.
and

EPIC PHARMA, LLC

Dated as of September 10, 2010

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is entered into as of September 10, 2010, by and between ELITE PHARMACEUTICALS, INC. and ELITE LABORATORIES, INC. (a subsidiary of Elite Pharmaceuticals, Inc.), a Delaware corporations with offices at 165 Ludlow Avenue, Northvale, New Jersey 07430 (“Buyer”) and EPIC PHARMA, LLC, a Delaware limited liability corporation with offices at 227-15 N. Conduit Ave., Laurelton, New York 11413 (“Seller”). Seller and Buyer are sometimes hereafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller is engaged in the business of developing, manufacturing, marketing and selling pharmaceutical products and owns certain rights related to the product (the “Product”) and Abbreviated New Drug Application (the “ANDA”) listed in Appendix 1 of this Agreement.

And,

WHEREAS, the parties hereto intend that Seller shall sell to Buyer, and Buyer shall purchase from Seller certain assets related to the Product upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties do hereby agree as follows:

ARTICLE 1

Purchase and Sale of Assets

1.1           Sale of Product.
Pursuant to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, grant, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and receive from Seller on the Closing Date, Seller’s entire interest in the Product for manufacture, sale and use in the United States (including its territories and possessions, the (“Territory”), including (i) all regulatory correspondence received from the FDA with respect to the ANDA and (ii) all know-how and technical information embodied in the ANDA and specifically relating to the development, manufacture, packaging, use or sale of the Product in the Territory owned or possessed by Seller on the Closing Date (the “Information”), together with the Product, the “Assets”).    Seller also hereby grants Buyer and its Affiliates the ANDA technology and scientific materials for Buyer’s use in connection with the manufacture, registration or sale of the Product outside of the Territory.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2           Closing Date.
The Closing Date of this Agreement shall be sixty (60) days from the date of this Agreement or FDA approval of the ANDA, whichever is later.

1.3           Delivery of Assets.
Upon receipt of the payment of that portion of the Purchase Price set forth in Section 2.1(a) (i), Seller shall deliver to Buyer a full and complete copy of the following:

(a)	Copy of the ANDA, together with a transfer letter to the FDA reflecting the change in ownership and the accompanying form 356h;
(b)	Development reports and analytical methods;
(c)	Pre-approval inspection reports and responses;
(d)	FDA communication letters during the approval process and through the date thereof;
(e)	Bioequivalency report submitted to the FDA; and
(f)	A duly executed Assignment and Bill of Sale, in the form annexed hereto.

ARTICLE 2

Consideration for Transfer of Assets

2.1           Purchase Price.

(a)
Subject to the terms and conditions of this Agreement, in consideration for the sale and transfer of the Assets, Buyer shall pay to Seller, and amount equal to {***} dollars (${***}) (the “Purchase Price”).  {***} dollars (${***}) will be paid at the closing of this Agreement and the remaining ${***} will be paid quarterly over the next three years with the first payment on the first full quarter after the closing.  The quarterly payments will be ${***} each quarter.

(b)	All payments under this Section shall be made by check, wire transfer or other immediately available funds to an account indicated by Seller.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3

Representations and Warranties

3.1           Legal Authority.
Each party represents and warrants that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

3.2           Title to Assets.
Seller hereby represents and warrants that it or its Affiliates has good and marketable title to the Assets, free and clear of all liens.

3.3           Due Diligence
Buyer hereby acknowledges that it has conducted its own due diligence on the subject matter of this Agreement, and has not relied upon any of Seller’s representations in entering this Agreement.

3.4           Disclaimer of Warranties.
EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCT, THE ANDA, AND THE ASSETS, INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.  WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATION OR WARRANTY AS TO THE ABILITY TO OBTAIN APPROVAL FROM THE FDA WITH RESPECT TO THE ANDA OR THE SITE TRANSFER OR THE ABILITY TO MANUFACTURE OR SELL THE PRODUCT IN ACCORDANCE WITH APPLICABLE LAW.  THE PARTIES ACKNOWLEDGE THAT THE SALE AND ASSUMPTION OF THE ASSETS BY BUYER IS ON AN “AS IS” BASIS.  SELLER WILL NOT AND DOES NOT WARRANT THAT OWNERS OF PRODUCT THAT ARE SUBSTANTIALLY SIMILAR TO OR IDENTICAL WITH THE PRODUCT WILL NOT ATTEMPT TO REGISTER AND SELL SUCH PRODUCT IN THE TERRITORY.  SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE PROSPECTS, FINANCIAL OR OTHERWISE, OF MARKETING THE PRODUCT IN THE TERRITORY.

ARTICLE 4

Additional Agreements

4.1           Use of Seller Name.
Buyer shall not use the name of Seller or any Seller Affiliates or their respective trademarks, logos or designs in any manner whatsoever in connection with the manufacture, use, sale, promotion, advertising or distribution of the Product.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2           FDA Contacts.
On and after the Closing Date, Buyer shall be responsible for all contacts with the FDA and any other applicable Governmental or Regulatory Authorities in the Territory with respect to the Product, and all other responsibilities relating to its registration.

4.3           Payment of Transaction Expenses.
All sales taxes, use taxes, transfer taxes, filing fees, and similar taxes, fees and expenses (excluding any taxes arising from income or gains earned by Seller) required to be paid in connection with the sale of the Assets to Buyer will be borne and paid by Buyer.

4.4           Site Transfer.
Buyer shall use its commercially reasonable efforts to obtain the approval from the FDA for the site transfer of the Product to Buyer’s manufacturing facility as expeditiously as is reasonably practicable.  Buyer is solely responsible for preparing the necessary paperwork and conducting any testing required to support the site transfer. Buyer is responsible for purchasing all other materials and components necessary to manufacture the product for testing.

4.5           Limitation of Transfer.
Buyer hereby agrees that until such time as Buyer has discharged its entire payment obligation hereunder, it shall not convey, sell, assign, transfer, license or otherwise dispose of any of the Assets without prior written consent of Seller, which consent shall not be unreasonably withheld.

4.6           Further Assurances.
Seller, at any time after the Closing Date, at the reasonable request of Buyer and at Buyer’s sole expense, shall execute, acknowledge and deliver further assignments, and other assurances, documents and instruments of transfer that may be reasonably necessary for the purpose of assigning and granting to Buyer all Assets to be conveyed pursuant to this Agreement.

4.7           Indemnification.

(a)
Buyer shall defend, indemnify and hold Seller and its employees, directors, officers, Affiliates and agents harmless from and against any and all claims, losses, damages, liabilities, judgments, awards and costs whatsoever, including reasonable attorneys’ fees and court costs, and including without limitation bodily injury, death or property damages arising out of or in connection with (i) any act or failure to act which is the responsibility of Buyer or its Affiliates under this Agreement, (ii) any and all liabilities arising from any Action relating to, directly or indirectly the Product or the Assets which are the responsibility of Buyer or its Affiliates at any time following the Closing Date, and (iii) any liabilities, obligations, commitments of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to, directly or indirectly, the Product or the Assets which obligations relate to any conduct of Buyer or its Affiliates at any time following the Closing Date.  This provision shall survive the expiration or termination of this Agreement.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)
Seller shall defend, indemnify and hold Buyer and its employees, directors, officers, Affiliates and agents harmless from and against any and all claims, losses, damages, liabilities, judgments, awards and costs whatsoever, including reasonable attorneys’ fees and court costs, and including without limitation bodily injury, death or property damages arising out of or in connection with (i) any act or omission to act which is the responsibility of Seller or its Affiliates under this Agreement, (ii) any and all liabilities arising from any Action relating to, directly or indirectly the Product or the Assets which are the responsibility of Seller at any time prior to the Closing Date, and (iii) any liabilities, obligations, commitments of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to, directly or indirectly, the Product or the Assets which obligations relate to any conduct of Seller at any time prior to the Closing Date.  This provision shall survive the expiration or termination of this Agreement.

4.8           Confidentiality.
For a period of five (5) years from the date hereof, Seller shall hold in confidence and use its best efforts to have its Affiliates and representatives hold in confidence all information pertaining to the Assets and, except as contemplated by this Agreement, shall not disclose, publish, use or permit others to use the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which was or becomes available on a non-confidential basis to the other party or when such disclosure is required by a Governmental or Regulatory Authority or is otherwise required by law or is necessary in order to establish rights under this Agreement or any other agreements related hereto.  This provision shall survive the expiration or termination of this Agreement.

ARTICLE 5

General

5.1           Assignment.
Until such time as Buyer has discharged all its payment obligations hereunder, this Agreement may not be assigned by Buyer without the prior written consent of Seller as set for in Section 4.4.  This Agreement will be binding upon and will inure to the benefit of permitted assigns and successors.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2           Notices.
All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next Business Day following receipt of telex or telecopy transmission, or upon the third day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to Seller:

Epic Pharma, LLC
227-15 N, Conduit Avenue
Laurelton, NY 11413
	Attn:	Ashok G. Nigalaye, President/CEO
Ram Potti, Vice President
	Fax:	718-276-1735

(b)	If to Buyer:

Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Attn: Chris C. Dick, President/COO
	Fax:	201-367-7880

Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provision of this Section 5.2 for giving notice.

5.3           Severability.
If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.

5.4           Headings.
Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect this Agreement.

5.5           No Waiver.
No term or provisions hereof shall be deemed waived, and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented.  The waiver by any party of any breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other subsequent breach.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6           Relationship of the Parties.
Nothing in this Agreement should be construed to create a partnership, agency, joint venture or employer-employee relationship.  None of the parties has the authority to assume or create any obligation, express or implied, on behalf of any other party.

5.7           Governing Law.
This Agreement shall be governed and construed in accordance with the laws of the State of New York (other than the provisions relating to conflicts of law).  Each party hereby consents to the exclusive personal jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, State of New York.

5.8           Entire Agreement; Amendment.
This Agreement and any additional documents required to be delivered on the Closing Date, constitute the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and supersede any previous proposals, negotiations, agreements, arrangements or warranties, whether verbal or written, made among the parties with respect to such subject matter.  This Agreement may be amended or modified only by mutual agreement in writing of the authorized representatives of the parties.

5.9           Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all parties indicated as signatories hereto.

5.10           No Third Party Beneficiary.
The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

5.11           Definitions.
As used in this Agreement, the following defined terms shall have the meanings set forth below:

“Action” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.  As used herein the term “control” means possession of the power to direct, or cause the direction of, the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day during which banks are generally open for business in New York.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

 “FDA” means the federal Food and Drug Administration.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EPIC PHARMA, LLC

By:
Name:
Title:

ELITE PHARMACEUTICALS, INC.

By:
Name:
Title:

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX  1

Listing of Product and ANDA

Product Description	ANDA #

{***} Tablets , {***} mg	{***}-{***}